Exhibit 10.1

AMENDMENT NO.  1 AND RESTATEMENT AGREEMENT

This Amendment No.  1 and Restatement Agreement (this “Amendment”) dated as of February 24, 2012, is entered into among MGM Resorts International, a Delaware corporation (“Borrower”), MGM Grand Detroit, LLC, a Delaware limited liability company (“Detroit”), as initial Co-Borrower, and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), with reference to the Sixth Amended and Restated Loan Agreement, dated as of March 16, 2010 (as heretofore amended, the “Existing Loan Agreement”) among Borrower, Detroit, the Lenders described therein, and the Administrative Agent.    The parties agree with reference to the following facts:

RECITALS

A.                                   Borrower and Detroit have requested that the Loans and lending commitments under the Existing Loan Agreement be retranched into the New Classes described herein and that the Existing Loan Agreement be amended and restated in its entirety pursuant to the Restated Loan Agreement described herein.

B.                                     Lenders approving this Amendment (the “Extending Lenders”) will agree, inter alia, to the extension of the maturity of a portion or all of the Obligations owed to them and to revisions to the interest rates and fees payable to the Extending Lenders in respect of such extended Obligations, and will receive additional Collateral, all as set forth herein and in the Restated Loan Agreement.

C.                                     The Extending Lenders (other than the Waiving Lenders) will receive 20% reductions to the extended portion of their Existing Exposures.

NOW, THEREFORE, Borrower, Detroit and the Administrative Agent (acting at the direction of the Requisite Lenders in accordance with Sections 10.7 and 11.2 of the Existing Loan Agreement), hereby agree as follows:

1.                                       Restatement and Retranching.  Subject to the fulfillment of the conditions set forth in Section 8, on the Effective Date:

(a)                                  Borrower and Detroit shall pay to the Administrative Agent, for the ratable account of the Lenders in accordance with their Existing Class A Funding Requirements, Existing Class A-2 Loans, Existing Class C Loans and Existing Class E Loans, the accrued and unpaid amount of all interest, Standby Letter of Credit Fees and Unused Fees which have accrued through the Effective Date;

(b)                                 the Existing Class A Funding Requirements, Existing Class A Loans, Existing Class C Loans and Existing Class E Loans shall be re-tranched in the manner set forth in Section 3;

(c)                                  the Existing Loan Agreement will be concurrently amended and restated in its entirety by the Restated Loan Agreement;

(d)                                 each Extending Lender (other than the Waiving Lenders) shall concurrently receive an aggregate 20% reduction to the extended portion of its Existing Exposures, by way of a cash payment by Borrower.

(e)                                  each Extending Lender will receive its Extension Fees; and

(f)                                    each Waiving Lenders will receive its Incentive Fees.

2.                                       Defined Terms.  Capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Existing Loan Agreement.   In addition thereto, when used in this Amendment, the following terms have the meanings set forth after each:

“Converted Amount” means the principal amount of the Existing Class A Loans  that will be converted to New Class B Loans and New Class C Loans.   The Converted Amount will be the minimum amount of Existing Class A Loans needed to give each Extending Lender its 20% mandatory prepayment and reduction of its Class A Funding Requirement.  The Administrative Agent’s determination of the Converted Amount shall be conclusive in the absence of manifest error.

“Existing Class A Funding Requirements” means the Class A Funding Requirements under the Existing Loan Agreement.

“Existing Class A Loans” means the Class A Loans outstanding under the Existing Loan Agreement.

“Existing Class C Loans” means the Class C Loans outstanding under the Existing Loan Agreement.

“Existing Class E Loans” means the Class E Loans outstanding under the Existing Loan Agreement.

“Existing Exposures” means, as to each Extending Lender, the Existing Class A Funding Requirement, Existing Class C Loans and Existing Class E Loans held by that  Lender (prior to giving effect to the Required Payments).

“Extending Lender” means each Lender which delivers a Lender Consent to the Administrative Agent, to the extent of that portion of its Existing Exposures which will be converted into New Class A-2 Loans (and a related New Class A Funding Requirement), New Class C Loans and New Class E Loans (it being understood that such Lender will be treated as a Non-Extending Lender to the extent of any portion of its Existing Exposures not so converted).

“Extension Fees” means, for each Extending Lender, a fee payable by Borrower through the Administrative Agent on the Effective Date in an amount which is equal to 0.50% times the sum of (i) the amount of that Lender’s commitment to make New Class A-2 Loans plus (ii) the allocated principal amount of that Lender’s New Class C Loans and New Class E Loans (in each case after giving effect to the Required Payments).

“Incentive Fees” means fees agreed to between Borrower and the Waiving Lenders pursuant to writings acceptable to those Lenders, in consideration for the waiver by the relevant Extending Lenders of the Required Payments which would otherwise be made to them.

“Lender Consents” means consents to this Amendment executed by each Extending Lender, substantially in the form of Exhibit A hereto.

“New Class A Funding Requirement” means the Class A Funding Requirements described in the Restated Loan Agreement.

“New Class A-1 Loans” means Loans made under the Restated Loan Agreement by the Non-Extending Lenders pursuant to the non-extended portion of their respective New Class A Funding Requirements.

“New Class A-2 Loans” means Loans made under the Restated Loan Agreement by the Extending Lenders pursuant to the extended portion of their respective New Class A Funding Requirements.

“New Class B Loans” means Loans received by the Non-Extending Lenders pursuant to the Restated Loan Agreement in exchange for a portion of their outstanding Class A-2 Loans and Class C Loans under the Existing Loan Agreement.    The New Class B Loans will not revolve.

“New Class C Loans” means the Loans received by the Extending Lenders pursuant to the Restated Loan Agreement in exchange for a portion of their outstanding Class A-2 Loans and Class C Loans under the Existing Loan Agreement.  The New Class C Loans will not revolve.

“New Class D Loans” means the Loans received by the Non-Extending Lenders under the Restated Loan Agreement in exchange for their outstanding Class E Loans under the Existing Loan Agreement.   The New Class D Loans are term loans.

“New Class E Loans” means the Loans issued to the Extending Lenders under the Restated Loan Agreement in exchange for their outstanding Class E Loans under the Existing Loan Agreement.   The New Class E Loans are term loans.

“Non-Extending Lender” means (a) each Lender which is not an Extending Lender and (b) each Extending Lender to the extent of any portion of its Existing Exposures not converted into New Class A-2 Loans (and a related New Class A Funding Requirement), New Class C Loans and New Class E Loans.

“Reduction Waiver” means a Reduction Waiver executed by an Extending Lender, substantially in the form of Exhibit B to this Amendment.

“Required Payments” means, as to each Extending Lender, prepayments of its New Class C Loans and New Class E Loans on the Effective Date in an amount which is equal to 20% of the extended portion of their respective Existing Exposures, provided that Extending Lenders which have executed a Reduction Waiver shall receive the Incentive Fees in lieu of the Required Payments.

“Restated Loan Agreement” means a Seventh Amended and Restated Loan Agreement in the form circulated to the Lenders via the Intralinks system, provided that Schedule 2.1 thereto shall be as determined by the Administrative Agent in accordance with this Amendment.

“Waiving Lender” means each Lender executing a Reduction Waiver.

3.                                       Re-Tranching of the Obligations.   On the Effective Date, the Obligations shall be re-tranched as follows:

(a)                                  Each Non-Extending Lender shall receive, on account of the non-extended portion of its Existing Exposures:

(i)                                     a New Class A Funding Requirement in an amount equal to the non-extended portion of its Existing Class A Funding Requirement minus its ratable portion of the Converted Amount;

(ii)                                  New Class B Loans representing the non-extended portion of its Existing Class A-2 Loans in an amount equal to its ratable portion of the Converted Amount;

(iii)                               additional New Class B Loans representing and in the amount of the non-extended portion of its Existing Class C Loans;

(iv)                              New Class D Loans representing and in the amount of the non-extended portion of its Existing Class E Loans; and

(v)                                 New Class A-1 Loans in an amount which is equal to the amount of the non-extended portion of its Existing Class A-2 Loans minus the amount of New Class B Loans allocated to it pursuant to clause (a)(ii) above (and the Loans thereafter made by that Non-Extending Lender under its New Class A Funding Requirement described in clause (a)(i) above shall be treated as Class A-1 Loans).

(b)                                 Each Extending Lender shall receive, on account of the extended portion of its Existing Exposures:

(i)                                     a New Class A Funding Requirement in an amount equal to the extended portion of its Existing Class A Funding Requirement minus its ratable portion of the Converted Amount;

(ii)                                  New Class C Loans representing the extended portion of its Existing Class A-2 Loans in an amount equal to its ratable portion of the Converted Amount;

(iii)                               additional New Class C Loans representing and in the amount of the extended portion of its Existing Class C Loans;

(iv)                              New Class E Loans representing and in the amount of the extended portion of its Existing Class E Loans; and

(v)                                 New Class A-2 Loans in an amount which is equal to the amount of the extended portion of its Existing Class A-2 Loans minus the amount of New Class C Loans allocated to it pursuant to clause (b)(ii) above (and the Loans thereafter made by that Non-Extending Lender under its New Class A Funding Requirement described in clause (b)(i) above shall be treated as Class A-2 Loans).

4.                                       Required Payment.  Immediately following the re-tranching of the Obligations contemplated by Section 3, Borrower will make the Required Payment to each of the Extending Lenders (other than the Waiving Lenders) in the amount which is required to reduce the extended portion of their respective Existing Exposures by 20%.   The Required Payments shall be applied so that, each Extending Lender (other than the Waiving Lenders) receives:

(a)                                  a par prepayment of its New Class C Loans which is in an amount equal to 20% of the aggregate amount of the extended portions of the Existing Class A Funding Requirements and Existing Class C Loans of that Extending Lender; and

(b)                                 a par prepayment of its New Class E Loans which is in an amount equal to 20% of the amount of the extended portion of the Existing Class E Loans of that Extending Lender.

5.                                       Reserved.

6.                                       General Provisions Concerning the Re-Tranching.

(a)                                  Surrender of Right to Revolve New Class B and New Class C Loans.  On the Effective Date, Borrower and Detroit irrevocably surrender their right to re-borrow any portion of the New Class B Loans and the New Class C Loans which are subsequently repaid or prepaid, but shall retain the right to repay and reborrow the unused portion of the New Class A Funding Requirement and any Class New A-1 Loans and New Class A-2 Loans which are subsequently repaid or prepaid.

(b)                                 LIBOR Breakage.  Each of the Extending Lenders hereby waives any breakage fees which may result from the prepayment of any Advance of that Extending Lender upon the Effective Date as a part of the Required Payments.

7.                                       Representations.  Borrower and Detroit hereby represent and warrant to the Lenders and the Administrative Agent that:

(a)                                  except for representations and warranties which expressly speak as of a particular date or are no longer true and correct as a result of a change which is permitted by the Existing Loan Agreement, the representations and warranties contained in Article 4 of the Existing Loan Agreement (other than Sections 4.4(a), 4.6 and 4.16) are true and correct in all material respects on the Effective Date;

(b)                                 there exists no Default or Event of Default and no right of offset, defense, counterclaim or objection in favor of Borrower, Detroit or any Guarantor as against the Administrative Agent or any Lender with respect to the Obligations; and

(c)                                  the execution, delivery and performance by Borrower and Detroit of this Amendment and of the Restated Loan Agreement does not violate, conflict with or contravene any provision of any indentures governing public Indebtedness of Borrower or any of its Restricted Subsidiaries or of the Existing Loan Agreement.

8.                                       Conditions.   This Amendment shall become effective, and the Administrative Agent shall be authorized and directed to enter into the Restated Loan Agreement, when each of the following conditions precedent have been satisfied:

(a)                                  the Administrative Agent shall have received:

(i)                                     a consent to the execution of this Amendment and the Restated Loan Agreement executed by the Restricted Subsidiaries of Borrower and Detroit, substantially in the form of Exhibit C to this Amendment;

(ii)                                  Lender Consents executed by Extending Lenders constituting the Requisite Lenders;

(iii)                               this Amendment shall have been executed and delivered by Borrower, Detroit and the Administrative Agent;

(iv)                              with respect to Borrower, Detroit, and each of their Restricted Subsidiaries, such documentation as the Administrative Agent may reasonably require to establish their respective due organization, valid existence and good standing, including (if applicable) certified copies of their respective organizational papers and amendments thereto, bylaws and certificates of good standing from the applicable state of organization of each such Person;

(v)                                 an incumbency certificate executed by the Secretary of Borrower, Detroit and their respective Restricted Subsidiaries setting forth the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf;

(vi)                              a certificate from the Secretary of Borrower, Detroit and their respective Restricted Subsidiaries attaching resolutions adopted by Borrower, Detroit and their respective Restricted Subsidiaries authorizing the execution and delivery of this Amendment, the Restated Loan Agreement and the other Loan Documents to be executed by each such party in connection herewith and therewith;

(vii)                           a certificate from the Secretary of Borrower and Detroit confirming that (A) except for representations and warranties which expressly speak as of a particular date or are no longer true and correct as a result of a change which is permitted by the Loan Agreement, the representations and warranties contained in Article IV of the Loan Agreement (other than Sections 4.4(a), 4.6 and 4.16) are true and correct in all material respects on the Effective Date and (B) before and giving effect to this Amendment, no Default or Event of Default under the Existing Loan Agreement or the Restated Loan Agreement has occurred and is continuing;

(viii)                        a certificate of insurance issued by Borrower’s insurance carrier or agent demonstrating that Borrower and its Restricted Subsidiaries maintain the insurance coverages required by Section 5.3 of the Restated Loan Agreement;

(ix)                                opinions of counsel in a form reasonably acceptable to the Administrative Agent;

(x)                                   amendments to the existing deeds of trust and title insurance endorsements with respect to those mortgaged properties which constitute the Collateral Detroit Collateral, Mandalay Collateral and Goldstrike Tunica Collateral, together with arrangements reasonably acceptable to the Administrative Agent for delivery on or after the Effective Date of CLTA form 110.5 endorsements (or similar assurances acceptable to the Administrative Agent) with respect to the lenders policies of title insurance delivered to the Administrative Agent with respect thereto; and

(xi)                                a Request for Loan with respect to the outstanding Loans which will be outstanding under the Restated Loan Agreement, identifying the manner in which the Loans under the Existing Loan Agreement will be allocated to the New Classes and the remaining Interest Periods.  Such Requests for Loan may be made notwithstanding the limitations on reborrowings under Section 3.1(k) of the Existing Loan Agreement that may otherwise be applicable to the extent necessary to permit Borrower to convert Existing Class A-2 Loans to New Class B Loans and New Class C Loans pursuant to Section 3 hereof and shall not affect the remaining Interest Period of any Loan or change the LIBOR of any outstanding Loan.

When the conditions set forth in this Section have been satisfied, the Administrative Agent shall promptly notify Borrower and the Lenders that the Effective Date has occurred, the Restated Loan Agreement shall become effective, and the Administrative Agent shall (on the same Business Day as such notice) promptly remit to each Extending Lender the Required Payments and Extension Fees to which it is entitled pursuant to clause (a) of this Section.

(b)                                 Borrower shall have remitted to the Administrative Agent, for the account of the Extending Lenders, sufficient funds (i) to pay all accrued and unpaid interest and Unused Fees through the Effective Date, together with any other fee required to be paid on the Effective Date and any costs and expenses owing pursuant to Section 11.3 of the Existing Loan Agreement or of the Restated Loan Agreement, and (ii) to make the Required Payments and to pay the Extension Fees and Incentive Fees, and shall have irrevocably directed the Administrative Agent to remit such funds to the Lenders (in accordance with their respective interests).

9.                                       Effect of the Restated Loan Agreement.

(a)                                  From and after the Effective Date, the term “Loan Agreement” as used in the other Loan Documents, shall mean the Restated Loan Agreement.

(b)                                 Subject to Section 8 above, all of the Class A Funding Requirements as defined in, and in effect under, the Existing Loan Agreement on the Effective Date shall continue in effect under the Restated Loan Agreement, and all “Loans” and “Letters of Credit” as defined in, and outstanding under, the Existing Loan Agreement on the Effective Date shall continue to be outstanding under the Restated Loan Agreement (as each may be repaid or reduced pursuant to this Amendment or the Restated Loan Agreement), provided that on and after the Effective Date the terms of the Restated Loan Agreement will govern the rights and obligations of Borrower, Detroit, the Lenders and the Administrative Agent with respect thereto.

(c)                                  The amendment and restatement of the Existing Loan Agreement shall not be construed to discharge or otherwise affect any monetary obligations of Borrower or Detroit accrued or otherwise owing under the Existing Loan Agreement that have not been paid, it being understood that such obligations will constitute Obligations under the Restated Loan Agreement.

10.                                 Limitation to its Terms.  This Amendment strictly shall be limited to its terms.  Without limiting the generality of the foregoing, unless and until such time (if at all) the conditions set forth in Section 8 of this Amendment are satisfied, the provisions set forth in Section 6 hereof shall remain inoperative.

11.                                 No Novation.  This Amendment shall not extinguish the Loans or other obligations outstanding under the Existing Loan Agreement.  This Agreement shall be a Loan Document for all purposes.

12.                                 Execution in Counterparts.  This Amendment may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement.

13.                                 Integration.  This Amendment represents the integrated agreement of Borrower, Detroit, the Administrative Agent and each of the Lenders party to a Lender Consent with respect to the subject matter hereof, and there are no agreements, undertakings, representations or warranties relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

14.                                 Confirmation.  This Amendment is one of the Loan Documents, and the terms of the Existing Loan Agreement (except to the extent amended hereby) are hereby reaffirmed by each of the parties to apply to the transactions contemplated to occur by this Amendment, including without limitation the provisions of Sections 10.7 and 11.11 of the Existing Loan Agreement.

15.                                 Governing Law.  This Amendment shall be governed by, and construed and enforced in accordance with, the Law of the State of New York.

16.                                 Submission to Jurisdiction.  EACH OF BORROWER, DETROIT, THE ADMINISTRATIVE AGENT, THE LENDERS (BY THEIR CONSENT HERETO PURSUANT TO A LENDER CONSENT) AND EACH OTHER PARTY TO THIS AMENDMENT IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE ISSUING LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS  AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST BORROWER OR DETROIT OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

17.                                 Waiver of Jury Trial.  Without limiting the generality of Section 10 hereof, the terms of Section 11.28 (Jury Trial Waiver) of the Existing Loan Agreement are incorporated herein as though set forth in full.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

MGM RESORTS INTERNATIONAL, a Delaware corporation and

MGM GRAND DETROIT, LLC, a Delaware limited liability company

	By:	/s/ John M. McManus
:	Name:	John M. McManus
	Title:	Secretary

BANK OF AMERICA, NA., as Administrative Agent

	By:	/s/ Maurice Washington
	Name:	Maurice Washington
	Title:	Vice President

Exhibit A to Amendment

LENDER CONSENT

This Lender Consent is delivered with reference to the Sixth Amended and Restated Loan Agreement dated as of March 16, 2010 (as heretofore amended, the “Existing Loan Agreement”) among MGM Resorts International, a Delaware corporation, (“Borrower”), MGM Grand Detroit, LLC, a Delaware limited liability company (“Detroit”), as initial Co-Borrower, and Bank of America, N.A.  as Administrative Agent (the “Administrative Agent”).   Capitalized terms used herein are used with the meanings set forth in the Existing Loan Agreement.

The undersigned Lender hereby consents to the proposed Amendment No.  1 and Restatement Agreement (the “Amendment”), substantially in the form heretofore delivered to the Lenders via the Intralinks system and, pursuant to Sections 10.7 and 11.2 of the Existing Loan Agreement, hereby authorizes and directs the Administrative Agent to (a) execute the Amendment and (b) subject to the fulfillment of the conditions precedent set forth in Section 8 of the Amendment, to execute the Restated Loan Agreement and to take the actions specified therein.

The undersigned Lender hereby agrees to extend the maturity of [all][a portion](1) of its Obligations under the Existing Loan Agreement pursuant to the extension tranches described in the Amendment (i) in an amount equal to $                              , in respect of its Class A Funding Requirement, (ii) in an amount equal to $                            , in respect of its Class C Loans and (iii) in an amount equal to $                            , in respect of its Class E Loans.(2)

For purposes of determining compliance with the conditions specified in Section 8 of the Amendment, the undersigned Lender agrees that, unless the Administrative Agent has received notice from the Requisite Lenders prior to the date announced by the Administrative Agent as the date upon which the Effective Date will occur specifying their objection in the manner in which any such condition precedent is proposed to be satisfied, such Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required under that Section.

(Name of Lender)

By:
Authorized Signatory

Telephone

(1)            Select as applicable.

(2)            For Lenders elected to extend all obligations, please insert the entire amount of each class held by such Lender.

Exhibit B to Amendment

REDUCTION WAIVER

February       , 2012

Dan D’Arrigo
Executive Vice President and Chief Financial Officer
MGM Resorts International
3600 Las Vegas Boulevard, South
Las Vegas, NV  89109

Bank of America N.A., as Administrative Agent
MC:  TX1-492-14-11
901 Main Street, 14th Floor
Dallas, TX  75202-3714
Attn:   Maurice Washington, Vice President

Dear Ladies and Gentlemen:

This letter is submitted with reference to the Sixth Amended and Restated Loan Agreement, dated as of March 16, 2010 (as amended, supplemented or otherwise modified from time to time, the “Existing Loan Agreement”) and with reference to the proposed Amendment No.  1 and Restatement Agreement (the “Amendment”) thereto in the form previously supplied to the undersigned via the Intralinks system.

This letter is a Reduction Waiver.   Capitalized terms used in this letter are used with the meanings set forth for those terms in the Amendment.

The undersigned will be an Extending Lender (as defined in the Amendment) and, in consideration of fees separately agreed to with Borrower, hereby irrevocably agrees to forego the Required Payments contemplated in the Amendment.

The Administrative Agent shall be fully protected in relying upon this letter.

[Name of Lender]

By:
Authorized Signatory

Exhibit C to Amendment